MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


                                     NOTICE


NOTICE is hereby given that the Twelfth Annual Meeting of the Shareholders of MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED will be held at the Miramar Conference Centre, Royal Pavilion Hotel, St. James, Barbados on Thursday the 22nd day of April, 1999 at 12:00 noon for the following purposes:


1. Adoption of minutes of previous meeting of Shareholders held on April 23rd, 1998.

2. To receive and consider the financial statements of the Company for the twelve month period ended December 31, 1998 together with the independent auditors' report thereon.

3.   To elect directors.

4.   To consider the proposal to amend the Restated Articles of Incorporation.

5.   To  confirm  the   appointment  of  Deloitte  &  Touche  as  the  Company's
     independent auditors for the year ended December 31, 1999.

6. To conduct any other business that may properly be transacted at an annual meeting.




                             DATED THE DAY OF , 1999

                              BY ORDER OF THE BOARD





                                Michael R. Boyce
                                 AS SECRETARY OF
                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


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                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                         Annual Meeting April 22nd, 1999

                                 PROXY STATEMENT
                                 March 29, 1999


     This proxy statement is furnished by management of Motors Mechanical Reinsurance Company, Limited (the "Company") in connection with the solicitation of proxies for use at the annual meeting of the Company to be held on April 22nd, 1999 at 12:00 noon at the Miramar Conference Centre, Royal Pavilion Hotel, St. James, Barbados. Please complete and return the attached proxy whether or not you plan to attend the meeting. A proxy may be revoked at any time prior to the meeting in writing or by attendance of the shareholder at the meeting.

     Shareholders of record as of the date of this proxy statement are entitled to notice and to vote at the meeting. As of such date, there were 31,500 participating shares outstanding, held by 545 persons representing 315 series. All the common stock is held by Motors Insurance Corporation ("MIC"), which organized the Company. Each share entitles the holder to one vote on matters on which that class of stock is entitled to vote.

     This proxy statement is accompanied by notice of the meeting, financial statements for the year ended December 31, 1998 and a form of proxy.


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                              ELECTION OF DIRECTORS


     The Company has a board of directors consisting of six members. Five directors, of whom one is a resident of Barbados, are elected by the holder of the common shares and one director is elected by holders of the participating shares. Directors serve without compensation other than reimbursement of actual expenses. They are elected for one year terms.

     Ms. Diane Sauer has been nominated to stand for election as director by the participating shareholders. Other nominations can be made by the holders of at least two series of participating shares by notifying the secretary in writing at least ten days prior to the meeting. The nominee receiving the highest number of votes will be elected.

     In addition, five directors will be elected by the common shareholder. It is anticipated that MIC will choose to re-elect William B. Noll, John J. Dunn, Jr. and Peter R.P. Evelyn and to elect Thomas D. Callahan and Robert E. Capstack, to serve as directors.

     Information regarding the age and current occupation of persons nominated to be elected or re-elected as directors by the common shareholder and the person nominated to be elected as director by the participating shareholders is set forth below.

                                        Position with the Company and Other
      Name                  Age         Employment During the Past Five Years

William B. Noll             56          President & Director
                                        (President, MIC, 1998, President, GMAC
                                        Insurance Holdings Inc., 1997, Executive
                                        Vice President & Chief Financial
                                        Officer, MIC, 1993; Group Vice
                                        President, MIC, 1991-1993; Vice
                                        President, MIC, 1989-1990).

                                        Mr. Noll has been President & Director
                                        since 1995.

Thomas D. Callahan          46          Nominee Director
                                        Vice President, MIC 1994 - 1998, Senior
                                        Vice President, MIC from 1998)

Robert E. Capstack          58          Nominee Director
                                        (Section Manager, MIC, Vice President
                                        GMAC Securities Corporation from 1998)

John J. Dunn, Jr.           40          Vice President & Director
                                        (Vice President & Treasurer, MIC, from
                                        April 1998; Assistant Treasurer, MIC,
                                        1995-1998; Manager, Coopers & Lybrand
                                        L.L.P., 1990-1995)

                                        Mr. Dunn has been Vice President and
                                        Director since 1996.


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                        ELECTION OF DIRECTORS (CONTINUED)


Peter R.P. Evelyn          57           Director
                                        (Attorney, Evelyn Gittens & Farmer, A
                                        Barbados Law firm).

                                        Mr. Evelyn has been a Director since
                                        1986.

Diane Sauer                44           Nominee for Director to be elected by
                                        the participating shareholders. (Martin
                                        Chevrolet Inc., Warren, Ohio)




                AMENDMENTS OF RESTATED ARTICLES OF INCORPORATION

     The terms of the Company's Restated Articles of Incorporation ("Articles") provide that Shares are to be issued with respect to specific MIC Agency Accounts, each of which relate to one or more specific "Franchises." The Articles define the term "Franchise" as the right to sell "new" motor vehicles. Management proposes to amend the Articles to clarify that Shares may be issued with respect to entities selling used motor vehicles exclusively as well as entities selling new motor vehicles. Accordingly, Management proposes that the Company's Articles be amended as follows:

     1. The term "Franchise" and the definition thereof contained in the Definitions section of paragraph 1 of the Articles is deleted in its entirety.

     2. The definition of "MIC Agency Account" contained in the Definitions section of paragraph 1 of the Articles is deleted in it entirety and replaced with the following:

          "The separate business record maintained by MIC or any of its affiliates to track volume, experience, and commissions with respect to mechanical service agreements sold by one or more particular entities selling new and/or used motor vehicles."

     3. The second sentence of Paragraph 3(2)(b) of the Articles is deleted in its entirety and replaced with the following:

          "A series of Shares shall be issued only to persons or entities acceptable to the Board and certified by the owner(s) of the entity or entities to which the MIC Agency Account relates."

     4. Clause (ix) of Paragraph 4(d) of the Articles is deleted in its entirety and replaced with the following:

          "(ix) a key employee of the entity with respect to which the Shares held by the transferor were issued".


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                        ELECTION OF INDEPENDENT AUDITORS





     The Board of Directors proposes that the shareholders confirm the selection of Deloitte & Touche, Bridgetown, Barbados, as independent auditors to audit the financial statements of the Company for the year ended December 31, 1999. Deloitte & Touche has served as the Company's independent auditors since its inception in 1986. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders.


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                                    P R O X Y

                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

     I/We, __________________, a member of the above-named company hereby appoint Ronald W. Jones, Vice President, Finance of the Company or failing him Michael R. Boyce, Secretary of the Company, as my/our proxy to vote for me/us on my/our behalf at the shareholders meeting to be held on the 22nd day of April, 1999 or at any adjournment thereof and in particular to vote for:

          (i)  The   election  of  Ms.  Diane  Sauer  to  serve  as  a  director representing the participating shareholders.

          (ii) The adoption of amendments to the Company's Restated Articles of Incorporation as contained in the Company's Proxy Statement dated March 29, 1999.

          (iii)The confirmation of Deloitte & Touche as the independent auditors of the Company for the current fiscal year.



               Dated this ________ day of __________, 1999.


------------------------------                       ---------------------------
Signature                                                     Print Name

         As a Shareholder in Series # __________
         (for identification purposes, please indicate the series in which you are a shareholder)


Completed Proxy forms should be returned either by facsimile or overnight mail to the Company's Barbados address as follows:

         c/o Aon Insurance Managers (Barbados) Ltd.
         Financial Services Centre, P.O. Box 1304,
         Bishops Court Hill,
         St. Michael, Barbados, W.I.
         Facsimile #:  (246) 436-9016

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                                      PROXY

                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED




     MOTORS INSURANCE CORPORATION, a member of the above-named company, hereby appoints Thomas D. Callahan, Nominee Director of the Company or failing him Robert E. Capstack, Nominee Director of the Company, as its proxy to vote for it on its behalf at the shareholders meeting to be held on the 22nd day of April, 1999 or at any adjournment thereof.

                           Dated this ________ day of __________, 1999



                           MOTORS INSURANCE CORPORATION



                               By______________________________


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                               Print Name

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